UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2017, EnerJex Resources, Inc., a Nevada corporation (the "Company") entered into an Additional Issuance Agreement ("Issuance Agreement") with Alpha Capital Anstalt ("Purchaser"), for the purchase of 300 shares of Series C preferred stock in consideration of $300,000, with an option to purchase an additional 200 shares of Series C preferred stock for an aggregate purchase price of $200,000.

The Company also entered into a Services Agreement ("Service Agreement") with Camber Energy, Inc., to perform certain outsourced interim services for $150,000 per month.

The foregoing descriptions of the Issuance Agreement and Service Agreement, copies of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

Press Release

On April 27, 2017, the Company issued a press release announcing the transactions described above. A copy of this press release is attached as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

The shares of Series C preferred stock issued pursuant to the Issuance Agreement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

Item 5:03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2017, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) .. The Company's board of directors approved the Certificate of Designation, a copy of which is filed hereto as Exhibit 3.1.

Pursuant to the Certificate of Designation of, the Series C preferred stock is non-voting (except to the extent required by law and except for certain consent rights relating to amending the certificate of incorporation or bylaws, and the like), ranks senior to the common stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company, and ranks junior to the Company's Series A preferred stock and Series B preferred stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company. Upon request of the Holders, the Company can seek stockholder approval to remove the Issuance Limitation described therein and to allow for further adjustments related to anti-dilution protection, only if such stockholder approval is obtained.

The Series C preferred stock includes a beneficial ownership limitation preventing conversion of shares of Series C preferred stock into more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series C preferred stock. In addition, the Company may not convert the Series C preferred stock into a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date and prior to such conversion date in connection with any conversion of Series C preferred stock would exceed 1,683,944 shares of common stock (19.99% of the outstanding shares as of the original issue date), subject to adjustment for forward and reverse stock splits, recapitalizations and the like. In the event conversion of the Series C preferred is limited pursuant to these provisions, each holder shall be entitled to pro rata portion of the issuable maximum.

The Certificate of Designation also provides: (i) if the Company issues or agrees to grants, issues, or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock following the closing under the Purchase Agreement, the holders of Series C preferred stock shall be issued the same purchase rights on an as-converted to common stock basis, and (ii) if the Company effects a fundamental transaction, then upon any subsequent conversion of Series C preferred stock, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which Series C preferred stock is convertible immediately prior to such fundamental transaction. A "fundamental transaction" means: (a) a merger or consolidation with or into another entity, (b) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (d) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (e) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock.

The foregoing description is qualified in its entirety by reference to the Certificate Designation, copy of which is filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on April 27, 2017.  At the annual meeting, the following matters were submitted to a vote of the Company’s security holders with the results indicated:

Proposal 1 - Election of Directors

The following nominees were elected directors to serve as such for one year or until their successors have been duly elected and qualified: Richard Menchaca, Lance Helfert, R. Atticus Lowe, and James G. Miller.  Details concerning the votes relative to each nominee are set forth below:

Nominee	For	Withheld	Against

Richard Menchaca	4,795,332	74,927	439,173
Lance Helfert	4,864,919	4,532	439,970
R. Atticus Lowe	5,267,347	4,755	37,348
James G. Miller	5,201,687	75,154	32,591

Proposal 2 – To Elect two (2) Series A Representatives to Board of Directors – PROSPOSAL WAS TABLED.

Proposal 3 – Ratification of Transaction with PWCM Investment Company IC LLC and Successor Lenders.

Stockholders approved the ratification of the transaction involving PWCM Investment Company IC LLC and Successor Lenders whereby (i) Successor Lender would forgive the existing debt of $17,295,000, in exchange for a secured promissory note in the amount of $4,500,000; (ii) the conveyance of the Company's oil and gas properties and certain other assets in Colorado, Texas and Nebraska; (iii) the Company's retention of Kansas assets, and (iv) the repayment of the loan at full any time during the term of the Restated Secured Note upon payment of $3,300,000 to Successor Lenders. Details concerning the vote on proposal 3 are set forth below:

For	5,268,666
Against	34,999
Withheld	5,825

Proposal 4 – Authorization of Board of Directors to Effect a Reverse Stock Split of the Outstanding Shares of Common Stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-25.

Stockholders approved authorizing the Board of Directors to effect a reverse stock split of the outstanding shares of common stock at an exchange ratio of not less than 1-for-2 and no more than 1-for-25. Details concerning the vote on proposal 4 are set forth below:

For	5,116,631
Against	563,700
Withheld	2,833

Proposal 5 – Conduct an Advisory Vote on the Frequency of the Advisory Votes on the Compensation of Named Executive Officers.

Stockholders approved “three year” for the frequency on a vote to advise the Company on the compensation of its named executive officers. Details concerning the vote on proposal 5 are set forth below:

One Year	979,485
Two Year	132,887
Three Year	4,178,043
Against	300
Withheld	9,599

 Based on the votes set forth above, the stockholders have advised that they approve of a frequency of an advisory vote on the compensation of the Company’s named executive officers every three (3) years. In light of the vote of the stockholders on this proposal, the Company has determined to hold future advisory stockholder votes on the compensation of its named executive officers every three (3) years until the next required stockholder vote on the frequency of such votes is held or until the Board otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company’s stockholders.

Proposal 6 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2015

Stockholders ratified the appointment of RBSM, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  Details concerning the vote on proposal 6 are set forth below:

For	5,618,803
Against	3,020
Withheld	3,233

Proposal 7 - Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2016

Stockholders ratified the appointment of RBSM, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  Details concerning the vote on proposal 7 are set forth below:

For	5,619,744
Against	1,779
Withheld	3,233

The Company solicited proxies relative to each of the foregoing proposals and, as to proposal 1, each nominee pursuant to Regulation 14A under the Securities Exchange Act of 1934.  No proxies were solicited in opposition to any of the proposals.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3.1	Certificate of Designation of Series C Preferred Stock to be filed with the Nevada Secretary of State.
10.1	Form of Additional Issuance Agreement among Enerjex Resources, Inc. and Alpha Capital Anstalt effective as of April 27, 2017.
10.2	Form of Services Agreement among EnerJex Resources, Inc., and Camber Energy, Inc. dated April 27, 2017.
99.1	Press Release dated April 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

Date: April 27, 2017	By:	/s/ Louis G. Schott
Louis G. Schott, Interim Chief Executive Officer